BLUE BIRD ANNOUNCES FISCAL 2016 FIRST QUARTER RESULTS

Solid first quarter results in softest quarter of year; on plan, but down from prior year

Full-year net sales, Adjusted EBITDA and free cash flow guidance reaffirmed

Fort Valley, GA, February 9, 2016 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today its fiscal 2016 first quarter results.

First Quarter 2016 Highlights

•	Total net sales of $131.3 million, compared with $165.8 million for the same period last year

•	Bus unit sales of 1,408 buses, compared with 1,824 in the first quarter of prior year

•	Propane unit sales 72% higher than the same period last year

•	Parts sales of $12.9 million, compared with $13.8 million for the same period last year

•	Gross margins of 14.3%, compared with 11.7% for the same period last year

•	Loss from continuing operations of $2.3 million, compared with a loss from continuing operations of $0.6 million for the first quarter last year

•	Adjusted EBITDA[1] of $5.2 million, compared with $7.6 million same prior year period

•	Reaffirming full-year guidance of net sales of $960-985 million, Adjusted EBITDA of $72-75 million, and free cash flow of $30-35 million

	Three Months Ended January 2, 2016	B/(W) 2015
Unit Sales	1,408	(416)
Revenue (Mils.)	$131.3	$(34.5)
Loss from Continuing Operations (Mils.)	$2.3	$(1.7)
Adjusted EBITDA[1] (Mils.)	$5.2	$(2.3)
Basic and Diluted Earnings per Share	$(0.16)	$(0.13)

“We are pleased with our first quarter results in the softest quarter of the year, and the results support our full-year plan," said Phil Horlock, President and CEO of Blue Bird. "The launch of our new second shift, which started ramping up in late January, will enable us to produce more buses in the spring and summer when school districts generally prefer to take delivery of their new buses, supporting more growth in the second half of our fiscal year. We are seeing very strong quote volume with quotes up 86% over prior year for the September through January period, and our four all-new powertrains are on track to launch in 2016. We have great momentum in propane-powered bus sales, with unit sales representing 27% of our mix in the first quarter, compared with 12% for the same period last year. As the business continues to move forward consistent with our plans, we are reaffirming our previous full-year guidance for net sales, Adjusted EBITDA and free cash flow."

1 See reconciliation of net loss to Adjusted EBITDA in attachment

First Quarter Results

Sales

Total net sales for the first quarter of fiscal 2016 were $131.3 million, down 20.8% from the first quarter of fiscal 2015.

Bus unit sales during the first quarter of fiscal 2016 were 1,408, down 22.8% from the first quarter of last year. Net bus sales of $118.5 million for the first quarter of 2016 were down 22.1% from the prior year, with a 1.0% higher net sales price per bus than the prior year quarter. This higher net sales price was driven primarily by a higher mix of propane-powered buses and a customer mix which ordered buses at higher price points.

Net parts sales for the first quarter of fiscal 2016 were $12.9 million, down 7.2% when compared with the first quarter of last year. This decrease reflected five fewer sales days in the first quarter of fiscal 2016 compared with the first quarter of fiscal 2015.

Gross Profit

First quarter gross profit as a percent of net sales was 14.3%, up 2.6 points from the first quarter of last year. Gross profit of $18.8 million in the first quarter of fiscal 2016 represented a decrease of $0.7 million versus the first quarter of last year.

Bus gross profit of $13.7 million for the first quarter declined by $0.6 million compared with the first quarter of last year. The decline was driven by lower volume, partially offset by positive changes in product and customer mix leading to higher gross profit margins as a percent of net sales.

Parts gross profit in the first quarter of 2016 of $5.0 million was $0.2 million lower when compared with the same period in 2015. This was primarily the result of lower sales volumes.

Adjusted EBITDA

Adjusted EBITDA for the quarter was $5.2 million, $2.3 million lower than the prior year. The reduction in Adjusted EBITDA was primarily the result of lower unit sales and increased adjusted selling, general and administrative expenses as we invested in growth and product initiatives.

Loss from Continuing Operations

Loss from continuing operations was $2.3 million for the first quarter of fiscal 2016, compared with a loss from continuing operations of $0.6 million for the first quarter of fiscal 2015. The increased loss reflected primarily lower operating profit of $2.3 million and an increase in tax expense of $0.6 million, partially offset by a decrease in interest expense of $0.9 million.

Conference Call Details

Blue Bird will discuss its first quarter 2016 results and other related matters in a conference call at 8:00 AM EST today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company's website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird's website at www.blue-bird.com.

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Webcast participants should log on and register at least ten minutes prior to the start time on the Investor Relations homepage of Blue Bird’s website at http://investors.blue-bird.com. Click the link in the events box on the Investor Relations landing page.

•	Participants desiring audio only should dial 877-407-4018 or 201-689-8471.

A replay of the webcast will be available approximately two hours after the call concludes via the same link on Blue Bird’s website.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Non-GAAP Financial Measures

This press release may include the following non-GAAP financial measures: “adjusted EBITDA”, “free cash flow” and “adjusted free cash flow.” Adjusted EBITDA is defined as net income prior to interest income, interest expense and income taxes, and depreciation and amortization, as adjusted to add back certain charges recorded each year, such as stock-compensation expense and transaction costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted net income from continuing operations is defined as income from continuing operations, as adjusted to add back certain transaction costs not considered an indicator of ongoing company performance. Adjusted diluted earnings per share represents adjusted income (loss) from continuing operations divided by diluted weighted average common shares outstanding. Adjusted net income from continuing operations and adjusted diluted earnings per share are calculated net of taxes. Free cash flow represents net cash provided by continuing operations minus cash paid for fixed assets. Adjusted Free Cash flow represents free cash flow excluding cash paid for special compensation and other business combination expenses.

There are limitations to using non-GAAP measures. Although Blue Bird believes that such measures may enhance an evaluation of Blue Bird’s operating performance and cash flows, (i) other companies in Blue Bird’s industry may define such measures differently than Blue Bird does and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry and (ii) such measures may exclude certain financial information that some may consider important in evaluating Blue Bird’s performance and cash flows.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Contact:
Jeff Merten
Investor Relations & New Business Development
(478) 822-2496
Jeff.Merten@blue-bird.com

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except for share data)	As of January 2, 2016	As of October 3, 2015
	(unaudited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$16,632	$52,861
Accounts receivable, net	12,406	13,746
Inventories	71,488	49,180
Other current assets	3,683	3,960
Deferred tax asset	9,315	9,150
Total current assets	$113,524	$128,897
Property, plant and equipment, net	28,471	28,933
Goodwill	18,825	18,825
Intangible assets, net	59,911	60,378
Equity investment in affiliate	12,926	12,505
Deferred tax asset	14,970	15,466
Other assets	2,342	1,721
Total assets	$250,969	$266,725
Liabilities and Stockholder’s Deficit
Current liabilities
Accounts payable	$66,406	$79,333
Accrued warranty costs—current portion	6,799	7,418
Accrued expenses	15,017	22,980
Deferred warranty income—current portion	4,899	4,862
Other current liabilities	7,113	7,072
Current portion of senior term debt	11,750	11,750
Total current liabilities	$111,984	$133,415
Long-term liabilities
Revolving senior credit facility	$10,000	$—
Long-term debt	173,150	175,418
Accrued warranty costs	9,784	10,243
Deferred warranty income	9,183	9,283
Other liabilities	13,324	13,169
Accrued pension liability	45,074	46,427
Total long-term liabilities	$260,515	$254,540
Guarantees, commitments and contingencies
Stockholders' deficit
Series A preferred stock , $0.0001 par value, 10,000,000 shares authorized, 500,000 issued and outstanding at January 2, 2016 and October 3, 2015; liquidation preference of $50,000	$50,000	$50,000
Common stock, $0.0001 par value, 100,000,000 shares authorized, 20,983,777 and 20,874,882 issued and outstanding at January 2, 2016 and October 3, 2015, respectively	2	2
Additional paid-in capital	17,146	15,887
Accumulated deficit	(137,682)	(135,345)
Accumulated other comprehensive loss	(50,996)	(51,774)
Total stockholders' deficit	$(121,530)	$(121,230)
Total liabilities and stockholders' deficit	$250,969	$266,725

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands except for share data)	Three Months Ended January 2, 2016	Three Months Ended January 3, 2015
	(unaudited)	(unaudited)
Net sales	$131,333	$165,833
Cost of goods sold	112,580	146,355
Gross profit	$18,753	$19,478
Operating expenses
Selling, general and administrative expenses	17,079	15,459
Operating profit	$1,674	$4,019
Interest expense	(4,243)	(5,135)
Interest income	22	32
Other income, net	16	11
Loss before income taxes	$(2,531)	$(1,073)
Income tax (expense) benefit	(209)	421
Equity in net income of non-consolidated affiliate	421	28
Loss from continued operations	$(2,319)	$(624)
Loss from discontinued operations, net of tax	(18)	(4)
Net loss	$(2,337)	$(628)
Defined benefit pension plan, net of tax of $419 and $319, respectively	778	594
Comprehensive loss	$(1,559)	$(34)
Net loss (from above)	$(2,337)	$(628)
Preferred stock dividend	$998	$—
Net loss available to common stockholders	$(3,335)	$(628)
Earnings (loss) per share:
Basic and diluted weighted average shares outstanding	20,897,789	22,000,000
Basic and diluted loss per share	$(0.16)	$(0.03)

BLUE BIRD CORPORATION AND SUBSIDIARIES

(in thousands of dollars)	Three Months Ended January 2, 2016	Three Months Ended January 3, 2015
	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(2,337)	$(628)
Loss from discontinued operations, net of tax	18	4
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,994	2,263
Amortization of debt costs	719	809
Share-based compensation	1,120	—
Equity in net income of affiliate	(421)	(28)
Loss on disposal of fixed assets	—	469
Deferred taxes	(88)	(11)
Provision for bad debt	(5)	(33)
Amortization of deferred actuarial pension losses	1,197	913
Changes in assets and liabilities
Accounts receivable	1,345	6,952
Inventories	(22,308)	2,384
Other assets	(392)	684
Accounts payable	(12,322)	(25,452)
Accrued expenses, pension and other liabilities	(10,068)	(19,276)
Total adjustments	$(39,229)	$(30,326)
Net cash used in continuing operations	$(41,548)	$(30,950)
Net cash used in discontinued operations	(18)	(4)
Total cash used in operating activities	$(41,566)	$(30,954)
Cash flows from investing activities
Cash paid for fixed assets	(1,671)	(861)
Total cash used in investing activities	$(1,671)	$(861)
Cash flows from financing activities
Net borrowings under the senior credit facility	$10,000	$—
Repayments under the senior term loan	(2,938)	(2,938)
Cash paid for capital leases	(54)	(27)
Cash paid for debt costs	—	(2,872)
Total cash provided by/(used in) financing activities	$7,008	$(5,837)
Change in cash and cash equivalents	(36,229)	(37,652)
Cash and cash equivalents at beginning of period	52,861	61,137
Cash and cash equivalents at end of period	$16,632	$23,485
Non-cash investing and financing activity
Change in accounts payable for capital additions to property, plant and equipment	618	224
Common stock dividend on Series A preferred stock (market value of common shares)	998	—

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the first quarter of fiscal 2016 and the first quarter of fiscal 2015:

(in thousands of dollars)	Three Months Ended January 2, 2016	Three Months Ended January 3, 2015
Net income (loss)	$(2,337)	$(628)
Loss from discontinued operations, net of tax	(18)	(4)
Income (loss) from continuing operations	$(2,319)	$(624)
Interest expense, net	4,221	5,103
Income tax expense	209	(421)
Depreciation and amortization	1,994	2,263
Business combination expenses	—	609
Share based compensation	1,138	—
Public company expenses	—	188
Loss on disposal of fixed assets	—	469
Adjusted EBITDA	$5,243	$7,587
Adjusted EBITDA margin (percentage of net sales)	4.0%	4.6%